AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 2. AMENDMENT/MODIFICATION NO. 3. EFFECTIVE DATE P00014 See Block 16C 6. ISSUED BY CODE AS PR-BARDA AS PR-BARDA 200 Independence Ave., s.w. Room 640-G Washington DC 20201 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) MERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. MERGENT PRODUCT DEVELOPMENT GAITHE 00 PROFESSIONAL DR# 100 1 1. CONTRACT ID CODE 4. REQUISITION/PURCHASE REQ. NO. OS313747 7. ADMINISTERED BY (If other than Item 6) AS PR-BARDA 200 Independence Ave., Room 638-G Washington DC 20201 £L 9A. AMENDMENT OF SOLICITATION NO. 98. DATED (SEE ITEM 11) I PAGE OF PAGES 1 I 4 1 5. PROJECT NO. (If applicable) s.w. CODE IASPR-BARDA E E 3 G AITHERSBURG MD 208793419 X 10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201600030C 108. DATED (SEE ITEM 13) CODE 1365869 FACILITY CODE 09/30/2016 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS □ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers Dis extended, Dis not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended • by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment. and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA(lf required) Net Increase: [**] 2023.1995361.26088 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: X FAR Part 43.103(a) - Bilateral Modifications D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor Dis not Iii] is required to sign this document and return ______ 1 __ copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) Tax ID Number: [**] DUNS Number: [**] UEI: [**] The purpose of this modification is to exercise CLIN 0011 and update ARTICLES B.3 OPTION PRICES, B.5. ADVANCE UNDERSTANDINGS, C.l. STATEMENT OF WORK, AND SECTION J - LIST OF ATTACHMENTS. Funds Obligated Prior to this Modification: $[**] Funds Obligated with Mod #14: $[**] Total Funds Obligated to Date: $[**] Continued ... Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 1 0A, as heretofore changed, remains unchanged and in full force and effect . 15A. NAME AND TITLE OF SIGNER (Type or print) 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Paul Williams 158. CONTRACTOR/OFFEROR 'Paul ',vf{,tfM-fJ 'f/;;%g;/f').fp"/g:',,1t,/'J'd:::/�':r;;n•ms Date: Jun 16, 2023 11:03 EDT (Signature of person authorized to sign) Previous edition unusable SVP, Products Business Jona than Gonzalez 15C. DATE SIGNED 168. UNITED STATES OF AMERICA 16C. DATE SIGNED Jun 16, 2023 Jonathan F. Gonzalez -S g����;:•;.�."r;�;��z.i00,.,e,-S (Signature of Contracting Officer) STANDARD FORM 30 (REV. 11/2016) Prescribed by GSA FAR (48 CFR) 53.243 Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

REFERENCE NO. OF DOCUMENT BEING CONTINUED CONTINUATION SHEET HHSO100201600030C/P00014 NAME OF OFFEROR OR CONTRACTOR EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. 1365869 ITEM NO. SUPPLIES/SERVICES (A) 11 (BJ Expiration Date: Aug 31, 2025 OTA: N Appr. Yr.: 2023 CAN: 1995361 Object Class: 26088 Period of Performance: 09/30/2016 to 08/31/2025 Add Item 11 as follows: CLIN 0011 Additional Surge Capacity (EUA and Licensure) Obligated Amount: [**] NSN 7540-01-152-8067 QUANTITY UNIT UNIT PRICE (C) (D) (E) OF 4 AMOUNT (F) [**] OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFRl 53.110

HHSO100201600030C P00014 Page 3 of 4

The purpose of this modification is to modify ARTICLES B.3 OPTION PRICES, B.5. ADVANCE UNDERSTANDINGS, ARTICLE C.1. STATEMENT OF WORK, and SECTION J- LIST OF ATTACHMENTS

ARTICLE B.3. OPTION PRICES – CLIN 0011 is modified as follows:

CLIN	Period of Performance	Supplies/ Services	Doses*	Price per Dose	Total Not to Exceed Cost
0011 (Option Quantity)	June 13, 2023 through October 31, 2023	Additional Surge Capacity (EUA and Licensure)	TBD	[**] ([**] from date of manufacture) [**] ([**] from date of manufacture)	[**] (Funded)

*Under **CLIN 0011** no less than [**] and up to [**] doses are expected to be procured at the unit prices stated above.

ARTICLE B.5. ADVANCE UNDERSTANDINGS – is modified as follows:
n. CLIN 0011

- For CLIN 0011, BARDA agrees to receiving doses that are [**] from their manufacturing date ([**]).
- These anthrax vaccine doses will have two different unit prices depending on the age of the vaccine post-manufacture. Vaccine doses delivered [**] from their manufacture date will be charged a dose price of [**]per dose. Vaccines delivered with a [**]life greater than [**] post-manufacture will be charged a unit dose price of [**]per dose. BARDA will not accept any vaccine older than [**] post-manufacture.

The following table is provided as an estimate of doses to be delivered under CLIN 011 but subject to change:

Product	Dating	Price per Dose (USD)	Estimated Quantity for Delivery (Including Camden Lots)
Base Doses	[**] from date of manufacture	[**]	[**]doses
[**]	[**] from date of manufacture	[**]	[**] doses

ARTICLE C – DESCRIPTION/SPECIFICATIONS/WORK STATEMENT is modified as follows:

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract.

ATTACHMENT 1: STATEMENT OF WORK

NEXT GENERATION ANTHRAX VACCINE
RFP 16-100-SOL-0015
AV7909 Anthrax Vaccine

1.0 Contractual Statement of Work

Preamble to the Statement of Work

Independently and not as an agent of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to RFP 16-100-SOL-00015.

1.1 Scope

The scope of work for this contract includes AV7909 development activities through licensure that fall into the following areas: program management, nonclinical, clinical, regulatory, and chemistry, manufacturing, and controls (CMC). The scope of work also includes activities to support post-marketing requirements.

1.2 Objective

The objective of this Statement of Work (SOW) is to conduct all necessary activities to advance the development of AV7909 through Biologics License Application (BLA) submission and approval and post-marketing requirements. Activities to meet the objective of this SOW fall in the following nine (9) contract line item number (CLIN):

- CLIN 0001 – Approval of Emergency Use Authorization (EUA), licensure, approval, and clearance of product through the FDA (Base)
- CLIN 0001A – Conduct of a Phase 2 clinical [**] study or other studies required by the FDA [**] (Option)
- CLIN 0012 – Include doxycycline arm in the conduct of the Phase 2 clinical [**] study and qualify a redundant contract filler (Base)
- CLIN 0002 – Initial purchase, storage, and delivery of product (Base)
- CLIN 0003 – Phase 4 post marketing requirements (Option)
- CLIN 0004 - Surge Capacity – Additional procurement of product (EUA) (Option) – [**]
- CLIN 0006 – Surge Capacity – Additional procurement of product (EUA) (Option) – [**] doses
- CLIN 0010 – Surge Capacity - Additional procurement of product (EUA) (Option) – [**] doses
- CLIN 0011 – Surge Capacity - Additional procurement of product (EUA and Licensed) (Option) – up to [**] doses

1.3 CLIN 0001 - Approval of Emergency Use Authorization (EUA), licensure, approval, and clearance of product through the FDA (Base)

This section identifies representative tasks and sub-tasks for CLIN 0001 with associated WBS code for each task or subtask.

[**] Program Management

Emergent shall provide program management activities. The activities shall include but are not limited to:

- Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan.
- Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs)linked to each stage.
- Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development.

June 12, 2023 Page 1

- Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work.
- Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract.
- Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis.
- Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall:
    - Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No-Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR).
    - Submit an updated Integrated Master Schedule in an approved format.
    - Use principles of Earned Value Management System (EVMS) in the management of this contract.
    - Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award.
- Develop and maintain a risk management plan.
- Participate in regular meetings to coordinate and oversee the contracting effort.

[**] <u>Non-Clinical Toxicology</u>

Emergent shall conduct safety and toxicology of AV7909 using animal models following Good Laboratory Practice guidelines (GLP: as defined in the U.S. Code of Federal Regulations, 21CFR Part 58), as appropriate. The activities shall include but are not limited to:

- [**]

[**] <u>Non-Clinical Efficacy</u>

Emergent shall conduct efficacy, pharmacokinetics/pharmacodynamics, bioavailability, solubility, formulation, dose, route and schedule of the medical countermeasure using both in vitro and animal models following Good Laboratory Practice guidelines (GLP: as defined in the U.S. Code of Federal Regulations, 21 CFR Part 58), as appropriate. The activities shall include but are not limited to:

- [**]

[**] <u>Clinical Evaluation</u>

Emergent shall design and conduct Phase 2 and Phase 3 clinical studies in accordance with all Federal regulations and Good Clinical Practice (GCP) guidelines. The activities shall include but are not limited to:

- [**]

June 12, 2023 Page 2

[**] Regulatory Activities

Emergent shall conduct all required regulatory activities to support submission of BLA licensure for AV7909. The activities shall include but are not limited to:

[**]

[**] - Chemistry and Manufacturing Controls (CMC)

Emergent shall complete the manufacturing activities necessary to support BLA submission. The activities shall include but are not limited to:

- [**]

1.4 CLIN 0001A - Conduct of a Phase 2 clinical [**] study or other studies required by the FDA [**] (Option)

This section identifies representative tasks and sub-tasks for CLIN 0001A with associated WBS code for each task or subtask.

[**] Program Management

Emergent shall provide program management activities. The activities shall include but are not limited to:

- Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan.
- Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage.
- Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development.
- Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work.
- Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract.

June 12, 2023 Page 3

- Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis.
- Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall:
  - Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/ No Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR).
  - Submit an updated Integrated Master Schedule in an approved format.
  - Use principles of Earned Value Management System (EVMS) in the management of this contract.
  - Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award.
- Develop and maintain a risk management plan.
- Participate in regular meetings to coordinate and oversee the contracting effort.

[**] <u>Clinical Evaluation</u>

Emergent shall design and conduct a Phase 2 clinical study in accordance with all Federal regulations and Good Clinical Practice (GCP) guidelines unless other studies are required by the FDA [**]. The activities shall include, but are not limited to:

- [**]- AVA.214 Phase 2 [**] Study

[**]- <u>Chemistry and Manufacturing Controls (CMC)</u>

Emergent shall complete the manufacturing activities necessary to support AVA.214 Phase 2 [**] Study. The activities below are specific to conducting a Phase 2 [**] clinical study. If the FDA requires an alternate strategy for [**], the activities below may no longer be applicable. Upon new guidance from the FDA, Emergent will update the SOW accordingly.

[**]

<u>1.5 CLIN 0012 – Include doxycycline arm in the conduct of the Phase 2 clinical drug-drug interaction study and qualify a redundant contract filler (Base)</u>

This section identifies representative activities of CLIN 0012 associated with CLIN0001 subtask [**] - AVA.210 Phase 2 [**] and [**] Chemistry and Manufacturing Controls:

- [**]

<u>1.6 CLIN 0002 - Initial purchase, storage, and delivery of product (Base)</u>

Under the Base Period funding Emergent shall manufacture, fill, and deliver [***] doses procured in fiscal year 2019 as an initial procurement to the Strategic National Stockpile (SNS). Emergent is approved to use management reserve funding for shipping costs associated with these deliveries.

June 12, 2023 Page 4

lJ CLIN 0003 - Phase 4 post marketing requirements fQption} [**] Program Management Emergent shall provide program management activities. The activities shall include but are not limited to: • Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan. • Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget ( in direct costs) linked to each stage. • Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development. • Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work. • Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract. • Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis. • Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall: o Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No Go" decision criteria and a contract Work Breakdown Structure ( due within 90 days of contract award with updates as requested by the Contracting Officer's Representative(COR). o Submit an updated Integrated Master Schedule in an approved format. o Use principles of Earned Value Management System (EVMS) in the management of this contract. o Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award. • Develop and maintain a risk management plan. • Participate in regular meetings to coordinate and oversee the contracting effort. [**] June 12, 2023 Page 5

lrB CLIN 0004 through 11 - Surge Capacity - Additional procurement 0( product fQption} Emergent shall deliver up to [**] dose regimens ( equivalent to [**]doses of A V7909). This option may be triggered after EUA pre-authorization approval by FDA, which is currently linked to release of PPQ lots, and deliveries will start within [**] after trigger. Under CLIN 0004, Emergent shall manufacture, fill, and deliver [**] doses procured in fiscal year 2019 as an initial procurement to the Strategic National Stockpile (SNS). [**] Under CLIN 0006 Emergent shall manufacture, fill, and deliver [**] doses procured from August 1, 2020 through July 31, 2021, as an additional procurement to the SNS. [**] For CLINs 0004 and 0006, BARDA may accept [**] if such doses are delivered along with the appropriate number of additional doses ("Additional Doses"). Additional Doses shall be calculated as [**] of the number of delivered [**]. For CLIN 0011, BARDA agrees to accept [**] at a discounted price. These anthrax vaccine doses will have [**]. Vaccine doses delivered [**]. For delivery to the SNS, Emergent shall comply with the relevant associated activities and deliverables as outlined in the Quality Agreement (attached) as signed by Emergent, BARDA, and the SNS. Emergent shall provide appropriate documentation to BARDA for quality assurance of the final drug product delivered to the SNS and invoice appropriately. 1.2 Reporting Requirements and Deliverables Reports As part of the work to be performed under this contract, Emergent will prepare and deliver the following reports throughout the period of performance. Monthly Technical Progress Reports On the fifteenth (15) day of each month for the previous calendar month, Emergent will submit to the COR and the CO a Technical Progress Report covering the previous calendar month. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period will consist of each calendar month. The frequency of Technical Progress Reporting will be determined by the CO and COR during negotiations of the contract. The format and type of Technical Progress Report and Executive Summary will be provided by the COR. The Technical Progress Reports will summarize progress for the reporting period, such as: management and administrative updates, technical progress, issues, proposed work, manufacturing and supply chain management, and a summary of invoices. A Technical Progress Report will not be required for the period when the same month Annual Progress Reports or a Final Report are due. Emergent will submit one copy June 12, 2023 Page 6

Milestone WBS Estimated Milestone Deliverables Summary (Details Quantity Completion # # as specified in the Deliverables) Date 1 Electronic Copy to Contract Officer 1 [**] [**] Representative 12/19/2017 (COR); 1 Electronic Copy to Contracting Officer (CO) 2 [**] [**] See Above 1/18/2018 3 [**] [**] See Above 5/24/2018 4 See Above 11/6/2018 CUN 0001 5 [**] [**] [**] [**] [**] See Above 11/8/2018 CLIN0012 8 See Above 3/21/2021 9 See Above 8/18/2020 10 See Above 12/31/2021 11 See Above 5/12/2021 12 [**] [**] [**] [**] See Above 12/15/2021 CLIN0002 16 See Above 10/24/2019 Completion of [**] Delivery of [**] doses of doses of A V7909 AV7909 [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**]